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SUBMISSION
TYPE                               EX-99
DOCUMENT-COUNT
NOTIFY
SROS
SUBMISSION-CONTACT                 T. CLARK PHILLIP
NAME                               PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
FILER
CIK
CCC
/FILER
EQUITY                             16,734,724
NEW-BUSINESS-ADDRESS
PHONE                              717-561-7890
STREET1                            651 EAST PARK DRIVE
CITY                               HARRISBURG
STATE                              PA
ZIP                                17111
/NEW-BUSINESS-ADDRESS